SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On February 23, 2007, Otter Tail Corporation (the “Company”) entered into a note purchase agreement dated February 23, 2007 (the “Note Purchase Agreement”) with Cascade Investment L.L.C. (“Cascade”).The Company agreed to issue to Cascade, in a private placement transaction, $50 million aggregate principal amount of the Company’s senior notes due November 30, 2017 (the “Notes”). The Notes will bear interest at a rate of 5.778% per annum, subject to adjustment in the event certain ratings assigned to the Company’s long-term senior unsecured indebtedness are downgraded below specific levels prior to the closing of the Note purchase. The terms of the Note Purchase Agreement are substantially similar to the terms of the note purchase agreement entered into in connection with the issuance of the Company’s $90 million 6.63% senior notes due December 1, 2011. The closing is expected to occur on December 3, 2007 subject to the satisfaction of certain conditions to closing, including: (i) no event or events will have occurred since December 31, 2005 that have had or would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; (ii) certain senior executives will remain in their current positions; (iii) there will have been no change in control or impermissible sale of assets; (iv) the ratio of the Company’s consolidated debt to earnings before interest, taxes, depreciation and amortization as of September 30, 2007 will be less than 3.5 to 1; (v) certain waivers will have been obtained; and (vi) certain other customary conditions of closing will have been satisfied.
     The Company has the right to terminate the Note Purchase Agreement by giving at least 30 days’ prior written notice to Cascade and paying a termination fee of $1 million. The proceeds of the Notes will be used to repay at maturity the Company’s $50 million 6.375% senior debentures due December 1, 2007.
     Cascade owns approximately 8.7% of the Company’s outstanding common shares as of February 15, 2007.
     This summary of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     As described under Item 1.01 of this Form 8-K, on February 23, 2007 the Company entered into the Note Purchase Agreement.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
4.1	Note Purchase Agreement, dated as of February 23, 2007, between Otter Tail Corporation and Cascade Investment L.L.C.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: February 28, 2007
	By	/s/ Kevin G. Moug Kevin G. Moug Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	Note Purchase Agreement, dated as of February 23, 2007, between Otter Tail Corporation and Cascade Investment L.L.C.

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